Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 27, 2024, with respect to the consolidated financial statements of Zai Lab Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Short Hills, New Jersey
June 18, 2024